Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Second Quarter of 2020 Ended December 31, 2019

SUNNYVALE, Calif.--(BUSINESS WIRE)--February 5, 2020--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL), today reported financial results for the fiscal second quarter of 2020 ended December 31, 2019.

The results for the fiscal second quarter of 2020 ended December 31, 2019 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Revenue	$117.9	$117.8	$114.9
Gross Margin	20.7%	22.9%	25.7%
Operating Loss	$(3.4)	$(0.6)	$(3.2)
Net Income (Loss) Attributable to AOS	$(1.0)	$1.0	$(1.5)
Net Income (Loss) Per Share Attributable to AOS - Diluted	$(0.04)	$0.04	$(0.06)
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Revenue	$117.9	$117.8	$114.9
Non-GAAP Gross Margin	28.3%	28.3%	29.2%
Non-GAAP Operating Income	$7.6	$7.7	$8.5
Non-GAAP Net Income Attributable to AOS	$5.8	$6.5	$7.2
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$0.23	$0.26	$0.30

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q2 Ended December 31, 2019” below exclude the effect of share-based compensation expenses and production ramp up costs in each of the periods presented, as well as pre-production costs relating to the Chongqing Joint Venture for the three and six months ended December 31, 2018. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q2 Ended December 31, 2019

  Revenue was $117.9 million, flat quarter-over-quarter and an increase of 2.6% from the same quarter last year.
  GAAP gross margin was 20.7%. Non-GAAP gross margin was 28.3%, flat quarter-over-quarter and a decrease of 90 basis points year-over-year.
  GAAP operating expenses were $27.8 million. Non-GAAP operating expenses were $25.7 million, flat from last quarter and an increase of $0.6 million from the same quarter last year.
  GAAP operating loss was $3.4 million. Non-GAAP operating income was $7.6 million as compared to $7.7 million for the prior quarter and $8.5 million for the same quarter last year.
  GAAP net loss per share attributable to AOS was $0.04. Non-GAAP earnings per share attributable to AOS was $0.23 compared to $0.26 for the prior quarter and $0.30 for the same quarter a year ago.
  Consolidated cash flow provided by operating activities was $8.9 million, compared to cash flow used in operating activities of $1.2 million last quarter. Operating cash flow provided by AOS alone was $12.5 million, compared to $4.2 million cash flow used in the prior quarter.
  The Company closed the quarter with $107.2 million of cash and cash equivalents, including $21.1 million cash balance at the JV Company.

“Despite the challenging conditions, we remained focused and continued to execute well during the December quarter. Overall, our results came in within the expectations, and AOS's core business generated strong operating cash flow,” stated Dr. Mike Chang, Chairman and CEO of AOS.

The Company notes that Department of Justice recently commenced an investigation into the Company’s compliance with export control regulations relating to certain business transactions with Huawei and its affiliates (“Huawei”), which were added to the “Entity List” by the Department of Commerce (“DOC”). The Company is cooperating fully with federal authorities in the investigation. The Company has maintained an export control compliance program and has been committed to comply fully with all applicable laws and regulations. In connection with this investigation, DOC has requested the Company to suspend shipments of its products to Huawei, and the Company is currently working with DOC to resolve this issue. Accordingly, we expect the financial performance in the March quarter will be negatively impacted by the Huawei shipment interruption and by additional professional fees incurred in connection with the investigation. We note that the DOC order applies to only our shipment to Huawei and sales to other non-Huawei customers are expected to continue, unaffected by the order. Since this is a pending and confidential matter, the Company does not intend to comment further on the status of this investigation except as required by law.

Dr Chang continues “While we expect weaker than normal seasonality in our business during the March quarter due to the estimated production loss in China caused by the coronavirus outbreak and the suspension of shipments to Huawei, our momentum in design wins and market share gains at multiple customers continues to build across our key market segments. With added capacity at our Chongqing Joint Venture this year, we look forward to better supporting our multiple global OEM and ODM customers across mobile, PC and home appliance applications to bring up their production volumes toward peak season. We remain encouraged by the opportunities ahead of us and are fully committed to moving forward with our growth plans and navigating the headwinds and volatility we are facing in the near-term.”

Business Outlook for Fiscal Q3 Ending March 31, 2020

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Based on this development and the estimated production loss in China due to the coronavirus outbreak and extended Chinese New Year holiday, our expectations for the third quarter of fiscal year 2020 are as follows:

  Revenue is expected to be between $106 million and $110 million. We estimate that the loss of production due to the coronavirus outbreak and extended Chinese New Year holiday will reduce revenue by $6 million to $7 million for the March quarter, based on the information we have as of today. The interruption of shipments to Huawei is expected to reduce revenue for the March quarter by approximately $4 million to $5 million.
  GAAP gross margin is expected to be approximately 17.3% plus or minus 1%. Non-GAAP gross margin is expected to be approximately 26.0% plus or minus 1%. Note that non-GAAP gross margin excludes $0.4 million of estimated share-based compensation and $8.5 million of estimated production ramp-up costs relating to the JV Company.
  GAAP operating expenses is expected to be in the range of $29.0 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $25.5 million plus or minus $1 million. Both GAAP and non-GAAP operating expenses include $3.0 million to $3.3 million of estimated expenses relating to the development of our digital power controller business. Non-GAAP operating expenses exclude $1.0 million to $2.0 million of estimated professional fee related to the government investigation and $2.0 million of estimated share-based compensation charge.
  Tax expense is expected to be approximately $0.4 million to $0.6 million.
  Loss attributable to noncontrolling interest is expected to be around $4.7 million. On a non-GAAP basis, excluding estimated production ramp-up costs relating to the JV Company, this item is expected to be approximately $0.3 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal second quarter of 2020 ended December 31, 2019 today, February 5, 2020 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the live call, analysts and investors should dial 866-393-4306 (or 734-385-2616 if dialing from outside the United States and Canada). The conference ID number is 1193408. In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com/.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to expected growth rate, our product portfolios, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, and non-GAAP loss attributable to noncontrolling interest, anticipated annual revenue target, our ability and strategy to develop new products including digital power controller products, the ability to expand our sales and market share, increase our capacity and achieve sustained growth and profitability, our ability to support global OEM and ODM customers, the expected ramp-up schedule of the 12 inch fab at the JV Company and target run rate, the development of digital power business, partnership with global brands, the relationship with key customers, business pipeline from design wins, the growth in mobile business, our ability to provide power solutions and reliable supply chains, government investigation and shipments to Huawei, impact of coronavirus outbreak on our business, and other information under the section entitled “Business Outlook for Fiscal Q3 Ending March 31, 2020”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to successfully operate our joint venture in China; our ability to develop and succeed in the digital power business; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed on August 23, 2019. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income (loss), net loss attributable to noncontrolling interest, net income (loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses and production ramp up costs for all periods presented, as well pre-production expenses related to the JV Company for the three and six months ended December 31, 2018. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and loss attributable to noncontrolling interest. These forecast supplemental measures exclude estimated pre-production expenses and production ramp-up costs relating to our JV Company and estimated share-based compensation expenses. We believe that these historical and forecast non-GAAP financial measures can provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, flat-panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers, and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Revenue	$117,860	$117,802	$114,925	$235,662	$229,997
Cost of goods sold	93,454	90,870	85,423	184,324	167,884
Gross profit	24,406	26,932	29,502	51,338	62,113
Gross margin	20.7%	22.9%	25.7%	21.8%	27.0%

Operating expenses:
Research and development	12,147	12,368	12,600	24,515	23,984
Selling, general and administrative	15,629	15,185	20,104	30,814	40,456
Total operating expenses	27,776	27,553	32,704	55,329	64,440
Operating loss	(3,370)	(621)	(3,202)	(3,991)	(2,327)

Interest expense and other income (loss), net	(635)	(827)	(1,632)	(1,462)	(2,860)
Loss before income taxes	(4,005)	(1,448)	(4,834)	(5,453)	(5,187)

Income tax expense	568	410	701	978	1,261
Net loss including noncontrolling interest	(4,573)	(1,858)	(5,535)	(6,431)	(6,448)
Net loss attributable to noncontrolling interest	(3,568)	(2,867)	(3,990)	(6,435)	(7,319)
Net income (loss) attributable to Alpha and Omega Semiconductor Limited	$(1,005)	$1,009	$(1,545)	$4	$871

Net income (loss) per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$(0.04)	$0.04	$(0.06)	$0.00	$0.04
Diluted	$(0.04)	$0.04	$(0.06)	$0.00	$0.04

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income per share
Basic	24,701	24,538	23,887	24,620	23,865
Diluted	24,701	25,130	23,887	25,362	24,513

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	December 31, 2019	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$107,249	$121,893
Restricted cash	2,216	364
Accounts receivable, net	33,872	24,296
Inventories	117,591	111,643
Other current assets	34,395	37,102
Total current assets	295,323	295,298
Property, plant and equipment, net	416,055	409,737
Operating lease right-of-use assets, net	18,667	—
Intangible assets, net	16,826	16,882
Deferred income tax assets	4,766	4,822
Restricted cash - long-term	2,001	2,038
Other long-term assets	9,502	10,617
Total assets	$763,140	$739,394
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$89,741	$94,384
Accrued liabilities	52,694	44,075
Income taxes payable	1,967	1,541
Short-term debt	21,029	26,609
Finance lease liabilities	15,438	11,355
Operating lease liabilities	3,282	—
Total current liabilities	184,151	177,964
Long-term debt	76,309	59,380
Income taxes payable - long-term	1,020	993
Deferred income tax liabilities	263	466
Finance lease liabilities - long-term	34,878	43,381
Operating lease liabilities - long-term	15,559	—
Other long-term liabilities	10,810	13,921
Total liabilities	322,990	296,105
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at December 31, 2019 and June 30, 2019	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 31,420 shares and 24,776 shares, respectively at December 31, 2019 and 31,163 shares and 24,517 shares, respectively at June 30, 2019	63	62
Treasury shares at cost, 6,644 shares at December 31, 2019 and 6,646 shares at June 30, 2019	(66,227)	(66,240)
Additional paid-in capital	240,797	234,410
Accumulated other comprehensive loss	(4,239)	(2,693)
Retained earnings	125,476	125,485
Total Alpha and Omega Semiconductor Limited shareholder's equity	295,870	291,024
Noncontrolling interest	144,280	152,265
Total equity	440,150	443,289
Total liabilities and equity	$763,140	$739,394

Supplemental disclosures of financial information:
(in thousands)

	As of December 31, 2019				As of June 30, 2019
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Cash and cash equivalents	$86,194	$21,056		$107,249	$100,733	$21,160		$121,893
Bank borrowings liabilities	$36,878	$111,614	*	$148,492	$41,048	$99,865	*	$140,913
Inventory	$90,010	$27,581		$117,591	$93,852	$17,791		$111,643
Property, plant and equipment, net	$155,215	$260,840		$416,055	$148,497	$261,240		$409,737
Total assets	$369,429	$393,711		$763,140	$375,004	$364,390		$739,394
Total equity	$338,073	$102,077		$440,150	$325,240	$118,049		$443,289
* AOS is not a guarantor of CQJV's (Chongqing Joint Venture) debts.
	Three Months Ended December 31, 2019				Three Months Ended September 30, 2019				Three Months Ended December 31, 2018
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Net cash provided by (used in) operating activities	$12,470	$(3,532)		$8.938	$(4,225)	$2,998		$(1,227)	$22,149	$(9,055)		$13,094
Purchase of property and equipment, net of government grant	$12,062	$3,307		$15,309	$8,292	$7,506		$15,798	$8,002	$8,451		$16,453
EBITDAS	$12,538	$(2,214)	**	$13,892	$13,813	$(2,208)	**	$14,472	$15,662	$(6,135)	**	$13,517
** CQJV EBITDAS includes amounts attributable to noncontrolling interest.

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018

GAAP gross profit	$24,406	$26,932	$29,502	$51,338	$62,113
Share-based compensation	404	436	541	840	1,038
Production ramp up costs related to joint venture	8,486	5,991	3,516	14,477	4,633
Non-GAAP gross profit	$33,296	$33,359	$33,559	$66,655	$67,784
Non-GAAP gross margin as a % of revenue	28.3%	28.3%	29.2%	28.3%	29.5%

GAAP operating loss	$(3,370)	$(621)	$(3,202)	$(3,991)	$(2,327)
Share-based compensation	2,487	2,369	4,418	4,856	7,547
Pre-production expenses related to joint venture	—	—	3,734	—	8,361
Production ramp up costs related to joint venture	8,486	5,991	3,516	14,477	4,633
Non-GAAP operating income	$7,603	$7,739	$8,466	$15,342	$18,214
Non-GAAP operating margin as a % of revenue	6.5%	6.6%	7.4%	6.5%	7.9%

GAAP net income (loss) attributable to AOS	$(1,005)	$1,009	$(1,545)	$4	$871
Share-based compensation	2,487	2,369	4,418	4,856	7,547
Pre-production expenses related to joint venture	(25)	49	2,458	24	5,120
Production ramp up costs related to joint venture	4,319	3,049	1,912	7,368	2,494
Non-GAAP net income attributable to AOS	$5,776	$6,476	$7,243	$12,252	$16,032
Non-GAAP net margin attributable to AOS as a % of revenue	4.9%	5.5%	6.3%	5.2%	7.0%

GAAP net income (loss) attributable to AOS	$(1,005)	$1,009	$(1,545)	$4	$871
Share-based compensation	2,487	2,369	4,418	4,856	7,547
Amortization and depreciation	10,850	10,904	8,279	21,754	16,149
Interest expense (income), net	992	(220)	1,664	772	3,088
Income tax expense	568	410	701	978	1,261
EBITDAS	$13,892	$14,472	$13,517	$28,364	$28,916

GAAP diluted net income (loss) per share attributable to AOS	$(0.04)	$0.04	$(0.06)	$0.00	$0.04
Share-based compensation	0.10	0.10	0.18	0.19	0.31
Pre-production expenses related to joint venture	—	—	0.10	—	0.21
Production ramp up costs related to joint venture	0.17	0.12	0.08	0.29	0.09
Non-GAAP diluted net income per share attributable to AOS	$0.23	$0.26	$0.30	$0.48	$0.65

Shares used to compute GAAP diluted net income per share	24,701	25,130	23,887	25,362	24,513
Shares used to compute Non-GAAP diluted net income per share	25,594	25,130	24,432	25,362	24,513

Contacts

Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com